UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (date of earliest event reported): April 28, 2008

Innocom Technology Holdings, Inc.
(Exact name of Registrant as specified in its charter)

NEVADA	0-50164	87-0618756
(State of incorporation	(Commission file number)	(I.R.S. employer identification number)
or organization)

Unit 3506, Bank of America Tower 12 Harcourt Road Central, Hong Kong PRC (Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (852) 3102 1602

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On April 28, 2008, the Company entered into a Share Purchase Agreement (the “Agreement”) with Xie Guo Qiang (“Qiang”) to purchase the Company’s interest in Chinarise Capital (International) Ltd. (“CCI”) for a purchase price of HK$43,813,384.67 (“Purchase Price”).

The Purchase Price will be deliverable to the Company within thirty (30) days from the date of signing a sold note and a bought note. The Company will deliver to Qiang upon completion the following: (a) a duly executive instrument of transfer; (b) resignation of the existing directors and officers of CCI; (c) the statutory books of CCI; (d) written confirmation from the Company that there are no subsisting guarantees or other forms of securities given by CCI; (e) share certificate and minute books of CCI, including all other items listed in Section 5(e) of the Agreement; (f) accounts of CCI prepared by for the period ending immediately prior to completion and duly signed by the directors of CCI; (g) a board resolution of CCI duly passed validly approving the transfer of the share from the Company to Qiang or persons nominated by Qiang and appointing the persons nominated by Qiang as the new directors and officers of CCI; and (h) all such other deeds, documents and instruments Qiang may require in order to perfect the right, title and interest of Qiang.

We have attached the Share Purchase Agreement as Exhibit 10.1 to this Form 8-K.

Item 9.01. Financial Statements and Exhibits

Exhibit No.                Description

10.1   Share Purchase Agreement dated April 28, 2008

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INNOCOM TECHNOLOGY HOLDINGS, INC.

Dated: April 30, 2008	By: /s/ William Yan Sui Hui
William Yan Sui Hui, Chief Executive Officer